UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2015

Behringer Harvard Opportunity REIT II, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (866) 655-3600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amended and Restated Advisory Management Agreement

Effective as of June 6, 2015, Behringer Harvard Opportunity REIT II, Inc. (the “Company”) and Behringer Harvard Opportunity Advisors II, LLC, the Company’s external advisor (the “Advisor”), entered into an amendment to the Fourth Amended and Restated Advisory Management Agreement (the “Advisory Agreement”) dated as of January 1, 2014 by and between the Company and the Advisor to (a) reduce the administrative services fee payable under the Advisory Agreement for calendar year 2015 from $1,775,000 to $1,450,000, (b) reimburse the Advisor for certain due diligence services provided in connection with asset dispositions or debt financings separately from the administrative services fee, and (c) renew the term of the Advisory Agreement by one year.  As amended, the Advisory Agreement will expire on June 6, 2016; however, either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice.  In all other material respects, the terms of the Advisory Agreement remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: June 11, 2015	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel & Secretary

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